Consent of Independent Accountants



We hereby consent to the reference to us under the heading "Financial Highlights" in the Prospectus and under the heading "Independent
Accountants and Counsel" in the Statement of Additional Information constituting parts of this Post-Effective Amendment No. 4 to the Registration Statement on Form N-1A of ICON Funds.


/s/
PricewaterhouseCoopers LLP

Denver, Colorado
September 20, 1999